Corporate Capital Trust 8-K

Exhibit 99.2

Corporate Capital Trust News

FA Email

Dear Financial Advisor,

In follow up to Corporate Capital Trust’s definitive proxy filing on May 25, 2017, the company would like to provide you with an update on the preparations for a potential listing. A letter detailing these updates was mailed to shareholders on or around July 10, 2017. Additionally, Corporate Capital Trust just filed an application with the New York Stock Exchange to list its shares of common stock under the symbol “CCT.”

Timing:

While Corporate Capital Trust has communicated an expected listing within the next 12 months from the date of the company’s proxy, Corporate Capital Trust is now planning and taking steps to execute a listing shortly after receipt of shareholder approvals for the proposals outlined in the proxy statement. There can be no assurance that it will occur within the expected timeframe or at all, and a final listing decision is always subject to market conditions and the decision of Corporate Capital Trust’s board of directors.

Ongoing & Special Distributions:

To best position the company for success as a listed company and to maximize trading value upon listing, Corporate Capital Trust is making several financial adjustments as part of the transition. On July 7, 2017, the board of directors fixed an annualized distribution rate of $0.715 per share, down from $0.805. The restructuring of the ongoing distribution rate is expected to more closely align the company with many of its listed business development company peers in certain metrics closely tracked in the publicly listed space, which the company anticipates should better position Corporate Capital Trust for post-listing success, if that should occur.

While subject to change, Corporate Capital Trust expects to issue two additional special cash distributions totaling $0.09 per share to supplement the new distribution rate. The first special distribution of $0.045 per share is anticipated to be paid on or around December 31, 2017 and the second special distribution of $0.045 per share to be paid within six months following the listing. Please remember that the payment of any ordinary or special cash distributions from the company remains subject to the discretion of the board and there can be no assurance as to any future distributions.

Post-listing, Corporate Capital Trust will move from monthly to quarterly distributions to be consistent with many of its listed business development company peers.

KKR continues to be committed to the success of Corporate Capital Trust and implementing these changes now will help position the company for continued growth and opportunity. According to KKR Credit, “We remain excited about Corporate Capital Trust’s prospects to address the attractive middle-market lending opportunity that exists today. The proposed listing is an important step that will allow the company to fully capitalize on this market opportunity through expanded access to capital markets and new growth opportunities. We believe the combination of the constructive market environment, the proposed listing, and the changes outlined here and in the shareholder letter will provide Corporate Capital Trust the opportunity to generate attractive returns for shareholders going forward.”

Share Repurchase Program and Listing-Related Tender Offer

As Corporate Capital Trust prepares for a listing, it is anticipated that the board will end the share repurchase program following the regular quarterly tender offer scheduled to begin in July. However, subject to board approval, Corporate Capital Trust anticipates it will conduct a sizeable tender offer to existing shareholders following the listing.

Distribution Reinvestment Plan

It is expected that certain amendments or modifications to the existing plan will be required as a publicly-listed company. To that end, Corporate Capital Trust expects to either terminate or suspend the current plan in the period prior to listing. A new or amended plan is expected to be implemented following a listing.

Looking Ahead

We continue to be excited for the future of Corporate Capital Trust. Upon a potential listing, we expect the company to be the third-largest traded business development company in the country. Corporate Capital Trust believes that the listing will open new opportunities for growth in the future.

Please encourage your clients to vote their shares as they see fit, as soon as possible, to help reduce expenses related to the proxy solicitation.

If you have any questions, please contact CNL Client Services at 866-650-0650, option 3 and then option 0.

CCT-0717-00251-001-BD

FOR BROKER-DEALER and RIA USE ONLY.

Additional Information and Where to Find It

In connection with the matters described in this communication, the company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

The information under the heading “Share Repurchase Program and Listing-Related Tender Offer” is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the company. Each tender offer referred to therein will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”). The full details of each tender offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Materials, which the company will distribute to shareholders and file with the SEC upon the commencement of each tender offer. Shareholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of each tender offer. The Tender Materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders with respect to the matters described in this communication. Information about the company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC.

Forward Looking Statements

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the company’s expectations include those disclosed in the company’s filings with the SEC on March 20, 2017. The company undertakes no obligation to update such statements to reflect subsequent events.

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